Exhibit 10.1

                   AMENDED ASSET PURCHASE & ROYALTY AGREEMENT

     THIS AMENDED ASSET PURCHASE & ROYALTY AGREEMENT ("Agreement") effective as of the 28th day of December, 2007, amends the AGREEMENT dated the 13th day of February, 2007, by and between DAYCON INVESTORS ASSOCIATES, INC., AMERICARE NUTRITIONAL DIVISION, ("AMERICARE" or "Seller") a Florida corporation (the "Seller") and CAVIT SCIENCES, INC., a Florida corporation ("CAVIT").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and CAVIT desires to purchase certain assets of the Seller comprising Seller's proprietary formulas and know how regarding the treatment of various ailments or conditions.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereunto agree as follows:

SECTION 1. SALE AND PURCHASE OF ASSETS.

     1.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, CAVIT, will at the Closing (as hereinafter defined), acquire from Seller the following assets (collectively, the "Assets") comprising the
Assets:

     (a) A variety of developed food supplements and other products, containing certain formulas and ingredients, which enhance certain body conditions, including, but not limited to; heart disease, cancer, diabetes, obesity, hypertension, stress, arterial buildup, cardiovascular diseases, menopausal symptoms and cholesterol;

     (b) Certain testing results, research, documentation and testimonials, in the possession of AMERICARE, relating to (a) above, if available;

     (c) Certain records, correspondence and all other documents, records and files, in the possession of AMERICARE, which pertain to the Assets, if available;

     (d) All know how regarding the manufacture, packaging, marketing, sales and distribution, in the possession of AMERICARE, which pertain to the Assets;

     (e) The right of first refusal on all other medical, herbal or food supplement products acquired, designed or manufactured by AMERICARE to acquire such additional products, within a to be agreed upon period of time;

     (f)  Availability  of Dr.  D'Angelo for  questions,  advice and  consulting
          during  reasonable   business  hours,  at  times  convenient  for  Dr.
          D'Angelo, which pertains to the Assets;

     (g) Use of the Americare logo on CAVIT's documentation, marketing and promotional materials, website and products.
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     1.2  Excluded  Assets.  No assets will be  transferred  to CAVIT  except as provided in Section 1.1 above.

SECTION 2. NO ASSUMPTION OF LIABILITIES.

     From and after the Closing, CAVIT shall not assume nor be liable for any liabilities of Seller, whether contingent or otherwise, and whether or not such liabilities are reflected on the books or records of Seller on the date hereof or on the Closing Date.

SECTION 3. PURCHASE PRICE.

     3.1 The Purchase Price. The purchase price to be paid by CAVIT for all of the Assets (the "Purchase Price") will be two hundred fifty thousand ($250,000) dollars in the form of a note payable to Seller, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. This note payable will be paid to Seller in cash by wire transfer of funds into an account designated by Seller pursuant to the terms of Exhibit B, based on CAVIT's ability to raise funds on a best efforts basis.

     3.2 Allocation of Purchase Price. The parties have agreed to allocate the total Purchase Price of $250,000 as the value of the Assets. The parties agree that any tax returns or other tax information that may be filed in the government agency shall be prepared and filed consistent with such allocation. CAVIT and Seller will upon written request to the other, provide the requesting party with those portions of the appropriate internal revenue service forms which may be required by the requesting party in connection with an examination of the requesting party's tax returns.

     3.3 Additional Purchases. Cavit has agreed to pay $25,000 per product formula, for product formulas ("Additional Product Formulas") in addition to the Assets listed in section 1.1 (a) above, that the parties have identified and agreed to. The $25,000 fee for each Additional Product Formula is to be paid by Cavit to Seller in advance of the product formula being released to Cavit by Seller. Seller represents and warrants to Cavit that the Additional Product Formulas 1) have not been sold or marketed by any other individual or entity, including Seller, to the best of Seller's knowledge, 2) have been developed with medical contributions of approximately 150 doctors and 3) have resulted in enhancement of the related body conditions, as reported to Seller by doctors and individuals who have taken the Additional Product Formulas as recommended by Seller. Upon release of each Additional Product Formula to Cavit by Seller, Dr. Joseph P. D'Angelo shall warrant the formulation ingredients and efficacy in writing, on behalf of Seller.

SECTION 4. ROYALTY FEES.

     4.2 Royalty on Net Sales. The royalty rate applicable to each Product shall be 10% of Net Sales received by Cavit, of each Product, payable by CAVIT to Seller.

     4.3 Term. "Royalty Term" shall mean, with respect to a particular Product, the period of time beginning upon the date of Commercial Launch of such Product, and ending upon the termination of the sale of the Product by CAVIT.

     4.4 Royalty Payments and Reports. All amounts payable to Seller pursuant to
Section 4 shall be paid in U.S. Dollars within fifteen (15) days after the end of the calendar quarter in which the Net Sales giving rise to the royalty payment obligation were achieved, except as otherwise specifically provided herein. Each payment of royalties due to Seller shall be accompanied by a statement.

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SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller makes the representations and warranties to CAVIT set forth below.

     5.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     5.2 Corporate Power of Seller. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

     5.3 Due Authority. Seller has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Seller.

     5.4 No Consents. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill all of its obligations under this Agreement.

     5.5 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of Seller;
(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Seller is a party;
(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to Seller.

     5.6 Compliance with Laws. Seller has complied in all material aspects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to Seller's business.

     5.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller in respect of, or in connection with, this transaction. There is no action, suit, claim or legal, administrative or arbitration proceeding or, to the best knowledge of Seller after due inquiry, any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Seller, in respect of or in connection with this transaction.

     5.8 Brokers' Fees. Neither seller nor its affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CAVIT could become liable or obligated.

     5.9 Non-Compete Clause. Seller agrees not to compete with Cavit during the term of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF CAVIT.

     CAVIT represents and warrants to Seller as follows:

     6.1 Due Incorporation. CAVIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     6.2 Corporate Power of CAVIT. CAVIT has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

     6.3 Due Authority. CAVIT has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary corporate action on the part of CAVIT, including shareholder approval, if required. This Agreement is a valid and binding agreement of CAVIT, enforceable against CAVIT in accordance with its terms. Neither the execution and delivery of this Agreement by CAVIT nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which CAVIT is a party or by which CAVIT is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over CAVIT.

     6.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation or By-Laws of CAVIT; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which CAVIT is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon CAVIT, or upon the properties or business of CAVIT; or (iv) violate any statute, law or regulation of any jurisdiction applicable to CAVIT.

     6.5 Brokers' Fees. Neither CAVIT nor its affiliates have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

SECTION 7. CLOSING ITEMS.

     7.1 CAVIT Deliveries. At Closing, CAVIT shall deliver to Seller the following documents:

     (a) a note payable for two hundred fifty thousand ($250,000) dollars payable by CAVIT to Seller;

     (b) a "certified copy of a resolution of CAVIT' Board of Directors authorizing the execution and delivery of this Agreement and the purchase of the assets; and

     (c) other purchase documents: all such documents and instruments as Seller may reasonably request in connection with the consummation of the transaction contemplated by this Agreement.

     7.2 Seller's Deliveries. At Closing, Seller shall deliver to CAVIT the following documents:

     (a) a Bill of Sale for the Assets in the form of Exhibit A attached hereto and incorporated herein by reference, executed by Seller;

     (b) a certified copy of a resolution of Seller's Board of Directors authorizing the 1. execution and delivery of this Agreement and the purchase of the Assets; and

     (c) other purchase documents: all such documents and instruments as CAVIT may reasonably request in connection with the consummation of the transaction contemplated by this Agreement.

SECTION 8. INDEMNIFICATION.

     8.1 Indemnification by Seller. Seller shall indemnify, defend, and hold CAVIT and its representatives, successors, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

     (a)  the Assets prior to the Closing Date, or

          a. any material breach by Seller or any representation or covenant made by Seller in, or any obligation of Seller under this Agreement.

     8.2 Indemnification by CAVIT. CAVIT shall indemnify, defend, and hold Seller and its representatives, successors, and assigns, harmless from and against any and all damage, loss, judgments, or liability and all expenses (including reasonable attorneys' fees) incurred by any of the above-named persons, resulting from or in connection with:

     (a) any material breach by CAVIT or any representation or covenant made by CAVIT in, or any obligation of CAVIT under this Agreement.

SECTION 9. TERM AND TERMINATION

     9.1 Term. This Agreement shall become effective on the Effective Date and shall remain in effect, unless earlier terminated pursuant to this Section 9, with respect to each Product until the expiration or termination of this Agreement.

     9.2 Termination for Breach.

     (a) Notice. If either Party believes that the other is in material breach of this Agreement with respect to one or more terms or conditions hereof, then the Party holding such belief (the "Non-breaching Party") may deliver written notice of such breach to the other Party (the "Notified Party"). The Notified Party shall have thirty (30) days to cure such breach to the extent involving non-payment of amounts due hereunder, and thirty (30) days to either cure such breach for all other material breaches, or, if cure of such breach other than non-payment cannot reasonably be effected within such period, to deliver to the Non-breaching Party a plan reasonably calculated to cure such breach within a timeframe that is reasonably prompt in light of the circumstances then prevailing. Following delivery of such a plan, the notified Party shall devote Diligent Efforts to carry out the plan and cure the breach.

     (b) Failure to Cure. If the Notified Party fails to cure a material breach of this Agreement as provided for in Section 9.2(b), the Non-breaching Party may terminate this Agreement either in its entirety or with respect to one or more Products upon written notice to the Notified Party.

     9.3 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement (i) if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Party or of its assets, or (ii) if the other Party proposes a written agreement of composition or extension of its debts, or (iii) if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty (60) days after the filing thereof, or (iv) if the other Party proposes or is a party to any dissolution or liquidation, or (v) if the other Party makes an assignment for the benefit of creditors.

     9.4 Seller's Rights upon Certain Terminations of the Agreement or as to Certain Assets or Products. If Seller terminates this Agreement pursuant to
Section 9.2 for CAVIT's material breach of this Agreement, in whole or in part, then:

     (a) Reverted Products. All Assets and Products shall thereafter be deemed to be "Reverted Products" and shall become the sole property of Seller.

     (b) Trademark License. After the applicable termination of this Agreement, CAVIT shall immediately discontinue all use of the Seller's intellectual property, including any trademarks or service marks. CAVIT shall execute any documents required to assign its interest in and to seller's intellectual property, and any goodwill that CAVIT has acquired or developed in any of the foregoing, to Seller.

     9.5 CAVIT's Rights upon Certain Terminations of the Agreement. If CAVIT has used its best efforts to raise equity capital following the execution of this Agreement but is unable to raise equity capital in an amount sufficient to pay the $250,000 note payable to Seller on the note's term, then CAVIT shall be released from all liability under said note payable or otherwise under this Agreement and all Assets and Products shall revert back to Seller and shall become the sole property of Seller, with no continuing rights therein in favor of CAVIT.

SECTION 10. FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition and following the Closing, CAVIT and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

SECTION 11. MISCELLANEOUS.

     11.1 Notices. Any notice of other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

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If to Seller:       Daycon Investors Associates, Inc.
                    Americare Nutritional Division
                    20 NW 181st Street
                    Miami, Florida 33169
                    Attention:  Dr. Joseph P. D'Angelo, CEO
                    (305) 651-0690 FAX

If to CAVIT:        Cavit Sciences, Inc.
                    20 NW 181st Street
                    Miami, Florida   33169
                    Attention:  Colm J. King, CEO
                    FAX: to be supplied

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

     11.2 Entire Agreement. This Agreement (including the Exhibits hereto) and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     11.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

     11.4 Remedies Not Exclusive. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     11.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such state and jurisdiction shall be in Palm Beach County, Florida.

     11.6 Exhibits: The exhibits to this Agreement are a part of this Agreement as if set forth in full herein.

     11.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.8 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extend permitted by law.

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     11.9  Counterparts.  This  Agreement  may  be  executed  in any  number  of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

     11.10 No Assignment. Other than such permitted assignment, this Agreement is not assignable except by operation of law, without the written consent of the non-assigning parties which consent shall not be unreasonably withheld.

     11.12 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. In addition, and following the Closing, CAVIT and Seller shall grant to the other reasonable access to the books and records of the Business so as to permit, if necessary, the filing of tax returns, audits of tax returns or other bona fide purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

On behalf of:
Cavit Sciences, Inc


By: /s/ Colm J. King
   -------------------------------
Name:  Colm J. King
Title: President and CEO
Date:  December 28, 2007

On behalf of:
Daycon Investors Associates, Inc.
Americare Nutritional Division


By: /s/ Joseph P. D'Angelo
   -------------------------------
Name:  Dr. Joseph P. D'Angelo
Title: President and CEO
Date:  December 28, 2007

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
                                                                       EXHIBIT A

                              AMENDED BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS that DAYCON INVESTORS ASSOCIATES, INC., AMERICARE NUTRITIONAL DIVISION, a Florida corporation ("Seller"), in consideration of that certain Asset Purchase Agreement dated as of December 28, 2007 between CAVIT SCIENCES, INC., a Florida corporation ("Purchaser"), and Seller (the "Purchase Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, conveyed, assigned, transferred and delivered to Purchaser and by these presents does grant, convey, assign, transfer and deliver to Purchaser, all of Seller's right, title, interest and benefit in and to the Assets (as defined in the Purchase Agreement) free and clear of any and all liabilities, liens, encumbrances, mortgages, security interests, pledges, restrictions and claims of any kind or nature, contingent or otherwise, except as expressly provided in the Purchase Agreement. If Purchaser is in default of attached Agreement or attached Note, all Assets and Products shall revert back to Seller, pursuant to Section 9 of the Agreement.

     TO AND TO HOLD the same unto Purchaser, its successor and assigns forever.

     AND Seller does, for itself and its successors and assigns, hereby represents, warrants, covenants and agrees to and with Purchaser, its successors and assigns, that it is the lawful owner of the Assets; that they are free from any and all encumbrances, except as expressly provided in the Purchase Agreement; that it has good and valid right to bargain, grant, transfer, convey and deliver the same to Purchaser; and that it will warrant and defend title to the Assets, unto Purchaser, its successors and assigns, against the lawful claims and demands of all persons whomsoever.

     Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, in the name of Purchaser or in the name of Seller, but by and on behalf of and for the sole benefit of Purchaser, its successors and assigns, to demand and receive from time to time any and all of the Assets, and from time to time to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise which Purchaser or its successors assigns may deem necessary or desirable in order to receive, collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby transferred, assigned and conveyed to Purchaser and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Purchaser or its successors or assigns shall deem advisable. Seller agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason.

     Seller covenants and agrees that in the event that either (i) any of the Assets covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date of delivery of this Bill of Sale been given or obtained, or (ii) any such Assets are nonassignable in their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to Purchaser; and Seller covenants and agrees
(a) to hold, and hereby declare that it holds, such Assets in trust for, and for the benefit of, Purchaser, (b) to use all reasonable means to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Assets, and (c) to make or complete such transfer or transfers as soon as reasonably possible.

     Seller, for itself and its successors and assigns, further covenants and agrees that it will at any time and from time to time, at the request of Purchaser, its successors or assigns, do, execute and deliver, or cause to be done, executed or delivered, all such further acts, transfers, assignments and conveyances, for the better assuring, conveying and confirming unto Purchaser, its successors or assigns, full right, title, interest and benefit in or to the Assets as Purchaser, its successors or assigns shall reasonably require.

     All of the terms and provisions of this Bill of Sale shall be binding upon Seller and its successors and assigns and shall inure to the benefit of Purchaser and its successors and assigns.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed in its name by its officer thereunto duly authorized and its corporate seal to be hereunto affixed as of the 28th day of December 2007.

                                 DAYCON INVESTORS ASSOCIATES, INC.,
                                 AMERICARE NUTRITIONAL DIVISION


                                 By: /s/Joseph P. D'Angelo
                                    -----------------------------------------
                                    Dr. Joseph P. D'Angelo, President and CEO

                                                                       Exhibit B

                                  AMENDED NOTE

                                DECEMBER 28, 2007

1. BORROWER'S PROMISE TO PAY

     In consideration for the sale, assignment and transfer of certain assets to the undersigned by Daycon Investors Associates, Inc. ("Holder") pursuant to that certain Amended Asset Purchase & Royalty Agreement dated as of December 28, 2007, we ("Maker") promise to pay U.S. $250,000.00 (this amount is called "principal"), without interest, to the order of the Holder pursuant to the following terms:

     (a) $25,000 on or before January 4, 2008, as a result of Cavit's financing commitment.

     (b) 20% of gross amount of additional financing received by Cavit, until this $250,000 Note is paid in full.

2. BORROWER'S RIGHT TO PREPAY

     We have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When we make a prepayment, we will tell the Holder in writing that we are doing so.

3. BORROWER'S FAILURE TO PAY AS REQUIRED

     (A) DEFAULT

     If we do not pay the principal balance of this Note on the date it is due, we will be in default.

     (B) NOTICE OF DEFAULT

     If we are in default, the Holder may send us a written notice telling us that if we do not pay the overdue amount by a certain date, the Holder may require us to pay immediately the full amount of principal which has not been paid.

     (C) PAYMENT OF HOLDER'S COST AND EXPENSES

     If the Holder has required us to pay immediately in full as described above, the Note Holder will have the right to be paid back by us for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees. Notwithstanding the foregoing, in the event that Maker is unable to raise equity capital in an amount sufficient to pay this Note in full on the maturity date, and Maker has used its best efforts to raise such equity capital, then Maker shall execute appropriate assignments, bills of sale, etc. necessary to cause the assets acquired from Holder by Maker to become the sole property of Holder, whereupon this Note shall be cancelled and no money shall be due from Maker hereunder.

4. GIVING OF NOTICES

     Unless applicable law requires a different method, any notice that must be given to us under this Note will be given by delivering it or by mailing it by first class mail to us at 20 NW 181st Street, Miami, Florida 33169.

5. NO RIGHT TO ASSIGN

     Holder may not assign or transfer this Note to any third party.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

Cavit Sciences, Inc.


By: /s/ Colm J. King
   -------------------------------
   Colm J. King, President

                                      B-2